                                                                      EXHIBIT 11

                              DESTEC ENERGY, INC.
        COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                 For the Three Months Ended
                                                                        March 31,
                                                                 --------------------------
                                                                   1996              1995
                                                                 --------          --------
PRIMARY EARNINGS PER SHARE (a)

  Weighted average shares of common stock outstanding.........   57,893,038        58,842,105
  Effect of issuance of shares from assumed exercise of stock
   options (treasury stock method)............................     (342,742)         (942,289)
                                                                 ----------        ----------
  Weighted average shares.....................................   57,550,296        57,899,816
                                                                ===========       ===========
  Net Income..................................................  $     9,433       $     7,234
                                                                ===========       ===========
  Primary earnings per share..................................  $      0.16       $      0.12
                                                                ===========       ===========
FULLY DILUTED EARNINGS PER SHARE

  Weighted average shares per primary earnings per share
   computation................................................   57,550,296        57,899,816
  Additional dilutive effect of stock options (treasury stock
   method)....................................................       80,600            87,450
                                                                -----------       -----------
  Weighted average shares.....................................   57,630,896        57,987,266
                                                                ===========       ===========
  Net Income..................................................  $     9,433       $     7,234
                                                                ===========       ===========
  Fully diluted earnings per share............................  $      0.16       $      0.12
                                                                ===========       ===========
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(a) This calculation is submitted in accordance with Regulation S-K item
    601(b)(11) although it is contrary to paragraphs 14, 30, and 40 of APB
    Opinion No. 15 because it produces antidilutive results for the three months ended March 31, 1996 and 1995.